Exhibit 99.1

CoStar Group Q3 Revenue Increases 20% Year-over-Year,
Net New Bookings up 92% Year-over-Year to $84 million

Arlington, VA – October 28, 2025 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information, analytics, and 3D digital twin technology in the property markets, announced today that revenue for the quarter ended September 30, 2025 was $834 million, up 20% over revenue of $693 million for the quarter ended September 30, 2024. Net loss was $31 million and net loss per diluted share was $0.07 for the third quarter of 2025. Non-GAAP net income rose to $97 million in Q3, up 10% year-over-year. Non-GAAP net income per share was $0.23 in Q3, up 6% year-over-year. Adjusted EBITDA was $115 million in Q3 2025, an increase of 51% from Q3 2024.
“We had an outstanding Q3 2025 as we delivered our 58th consecutive quarter of double-digit revenue growth with a 20% year-over-year increase in revenue,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “We achieved net new bookings in the third quarter of $84 million, up 92% year-over-year. The dedicated Homes.com sales team achieved its best net new bookings quarter. We continued our strong momentum in adding Homes Members in Q3 and today have over 26,000 Members, up nearly 150% since the end of Q3 2024. We added 7,000 Members in Q3. We have sold 3,300 Boosts to homeowners and agents since July. We delivered a 47% profit margin for Q3 2025 for our commercial information and marketplace businesses,1 an increase of 400 basis points sequentially from Q2 2025, as well as year-over-year compared to Q3 2024. We are hard at work integrating our two recent acquisitions of Domain and Matterport across CoStar.”

Florance continued, “I am extremely excited about the launch of Smart Search on Homes.com. Using proprietary AI and natural language capabilities designed by our engineers and developers, Smart Search lets consumers use their own voice to precisely search for a home. This allows for complex queries, such as long conversational phrases with multi-geographies and points of interest. In addition, in August, we launched Community Boost, which is our New Homes Builder membership. New Homes bookings are off to a solid start. The Homes.com Network is the second largest in the industry in the United States, with 115 million average monthly unique visitors.2”

1References to “commercial information and marketplace businesses” refer to our consolidated financial position and results excluding the impact of Homes.com, OnTheMarket, Domain, and Matterport.
2Based on: (1) the Homes.com Network (which includes Homes.com, the Apartments Network, and the Land Network) average monthly unique visitors (115 million) for the quarter ended September 30, 2025, according to Google Analytics, (2) Realtor.com’s average monthly unique users (72 million) of Realtor.com’s web and mobile sites according to internal data, for the quarter ended June 30, 2025, as reported in News Corp’s press release on August 5, 2025, (3) Redfin’s monthly active visitors (50 million) as reported in Rocket Companies, Inc's press release on July 31, 2025, and (4) Zillow Group’s average monthly unique users (243 million) for the quarter ended June 30, 2025, as reported in Zillow Group’s Quarterly Report on Form 10-Q dated August 6, 2025.

Year 2024-2025 Quarterly Results - Unaudited
(in millions, except per share data)
	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$656	$678	$693	$709	$732	$781	$834
Net income (loss)	7	19	53	60	(15)	6	(31)
Net income (loss) per share - diluted	0.02	0.05	0.13	0.15	(0.04)	0.01	(0.07)
Weighted-average outstanding shares - diluted	407	407	408	408	411	424	420

EBITDA	(13)	12	51	73	(1)	29	13
Adjusted EBITDA	12	41	76	112	66	85	115
Non-GAAP net income	42	61	88	106	63	74	97
Non-GAAP net income per share - diluted	0.10	0.15	0.22	0.26	0.15	0.17	0.23
2025 Outlook
“We delivered strong revenue growth and adjusted EBITDA growth well ahead of our guidance, in this quarter," said Christian Lown, CFO of CoStar Group. The Company now expects revenue in the range of $3.23 billion to $3.24 billion for the full year of 2025, representing revenue growth of approximately 18% year-over-year at the midpoint of the range. The Company expects revenue for the fourth quarter of 2025 in the range of $885 million to $895 million, representing revenue growth of approximately 25% year-over-year at the midpoint of the range.
The Company is increasing its adjusted EBITDA guidance for the full year 2025 to a range of $415 million to $425 million, an increase of $40 million at the midpoint of the range from its previous guidance. For the fourth quarter 2025, the Company expects adjusted EBITDA in the range of $150 million to $160 million.
The Company expects full year 2025 non-GAAP net income per diluted share in a range of $0.82 to $0.84 based on 420 million shares. For the fourth quarter of 2025, the Company expects non-GAAP net income per diluted share in a range of $0.26 to $0.28 based on 424 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the fourth quarter 2025.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 28, 2025, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.
Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income (loss), can be found within the tables included in this release.
Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.
EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes, and depreciation and amortization expense.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense; acquisition- and integration-related costs; restructuring and related costs, including certain advisory fees; and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.
Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income (loss) attributable to CoStar Group for stock-based compensation expense; acquisition- and integration-related costs, including gains or losses on equity investments acquired in prospective targets and related to deal-contingent financial instruments; restructuring costs; settlement and impairment costs incurred outside the Company's ordinary course of business, and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2025, the Company is assuming a 26% tax rate to approximate its statutory corporate tax rate, excluding the impact of discrete items, to determine Non-GAAP net income for each quarterly period, year-to-date period, and the annual period.
Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.
Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts, and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.
Earnings Conference Call
Management will conduct a conference call to discuss the third quarter 2025 results and the Company’s outlook at 5:00 PM ET on Tuesday, October 28, 2025. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$833.6	$692.6	$2,347.1	$2,026.8
Cost of revenues	172.2	140.6	493.3	417.6
Gross profit	661.4	552.0	1,853.8	1,609.2

Operating expenses:
Selling and marketing (excluding customer base amortization)	418.3	331.2	1,182.1	1,055.7
Software development	105.4	81.0	297.0	243.0
General and administrative	157.0	105.8	420.3	314.3
Customer base amortization	31.8	10.3	75.5	31.5
	712.5	528.3	1,974.9	1,644.5
Income (loss) from operations	(51.1)	23.7	(121.1)	(35.3)
Interest income, net	26.0	55.6	97.0	165.3
Other expense, net	(20.7)	(1.6)	(6.8)	(4.9)
Income (loss) before income taxes	(45.8)	77.7	(30.9)	125.1
Income tax expense (benefit)	(14.9)	24.7	8.6	46.2
Net income (loss)	$(30.9)	$53.0	$(39.5)	$78.9

Net income (loss) per share - basic	$(0.07)	$0.13	$(0.09)	$0.19
Net income (loss) per share - diluted	$(0.07)	$0.13	$(0.09)	$0.19

Weighted-average outstanding shares - basic	419.9	406.8	416.7	406.2
Weighted-average outstanding shares - diluted	419.9	408.0	416.7	407.6

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(30.9)	$53.0	$(39.5)	$78.9
Income tax expense (benefit)	(14.9)	24.7	8.6	46.2
Income (loss) before income taxes	(45.8)	77.7	(30.9)	125.1
Amortization of acquired intangible assets	51.8	16.5	123.1	54.4
Stock-based compensation expense	70.8	21.8	153.0	67.3
Acquisition and integration related costs included in loss from operations	31.0	4.4	57.0	12.7
(Gains) losses on investments and deal-contingent foreign currency forward contracts related to an acquisition(1)	23.0	—	(1.6)	—
Restructuring and related costs	0.1	0.2	5.8	0.2
Settlements and impairments	—	(1.3)	8.9	(1.3)
Non-GAAP income before income taxes(4)	130.8	119.3	315.2	258.4
Assumed rate for income tax expense(2)	26%	26%	26%	26%
Assumed provision for income tax expense	(34.0)	(31.0)	(82.0)	(67.2)
Non-GAAP net income(4)	$96.8	$88.3	$233.3	$191.2

Net income (loss) per share - diluted	$(0.07)	$0.13	$(0.09)	$0.19
Non-GAAP net income per share - diluted	$0.23	$0.22	$0.55	$0.47

Weighted average outstanding shares - basic	419.9	406.8	416.7	406.2

Weighted average outstanding shares - diluted	419.9	408.0	416.7	407.6
Non-GAAP dilutive shares(3)	3.4	—	4.3	—
Non-GAAP weighted average shares, diluted	423.3	408.0	421.0	407.6
__________________________
(1) Recorded in other expense, net in the condensed consolidated statements of operations.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(3) Includes the effect of potential common shares, such as the Company's stock options, restricted stock units, and deferred stock units, to the extent the effect is dilutive. In periods with a net loss available to common stockholders, the anti-dilutive effect of these potential common shares is excluded and diluted net loss per share is equal to basic net loss per share. Non-GAAP weighted average shares have been adjusted for these periods to include the dilutive impact.

(4) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(30.9)	$53.0	$(39.5)	$78.9
Amortization of acquired intangible assets in cost of revenues	19.9	6.2	47.5	22.9
Amortization of acquired intangible assets in operating expenses	31.9	10.3	75.6	31.5
Depreciation and other amortization	12.0	10.6	38.5	31.0
Interest income, net	(26.0)	(55.6)	(97.0)	(165.3)
Other expense, net (1)	20.7	1.6	6.8	4.9
Income tax expense (benefit)	(14.9)	24.7	8.6	46.2
EBITDA	12.7	50.8	40.5	50.1
Stock-based compensation expense	70.8	21.8	153.0	67.3
Acquisition and integration related costs	31.0	4.4	57.0	12.7
Restructuring and related costs	0.1	0.2	5.8	0.2
Settlements and impairments	—	(1.3)	8.9	(1.3)
Adjusted EBITDA	$114.6	$75.9	265.2	$129.0
__________________________
(1) Includes $3.7 million and $8.3 million of depreciation and amortization expense, including above-market lease amortization associated with lessor activities for the three months ended September 30, 2025 and 2024, respectively, and $17.2 million and $22.1 million for the nine months ended September 30, 2025 and 2024, respectively.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,935.3	$4,681.0
Restricted cash	99.5	—
Accounts receivable	273.7	210.7
Less: Allowance for credit losses	(29.9)	(22.8)
Accounts receivable, net	243.8	187.9
Prepaid expenses and other current assets	126.5	81.3
Total current assets	2,405.1	4,950.2

Deferred income taxes, net	65.9	30.6
Property and equipment, net	1,269.6	1,014.9
Lease right-of-use assets	111.3	103.0
Goodwill	4,915.4	2,527.6
Intangible assets, net	1,844.4	433.2
Deferred commission costs, net	178.0	169.6
Deposits and other assets	30.2	27.7
Total assets	$10,819.9	$9,256.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46.5	$47.0
Accrued wages and commissions	145.2	133.3
Accrued expenses	217.0	163.7
Litigation accrual	98.8	—
Income taxes payable	9.5	23.2
Lease liabilities	28.4	32.0
Deferred revenue	201.6	137.1
Other current liabilities	23.5	16.0
Total current liabilities	770.5	552.3

Long-term debt, net	992.9	991.9
Deferred income taxes, net	248.6	7.6
Income taxes payable	27.3	25.0
Lease and other long-term liabilities	156.7	126.5
Total liabilities	2,196.0	1,703.3

Stockholders' equity attributable to CoStar Group	8,615.8	7,553.5
Equity attributable to NCI	8.1	—
Total equity	8,623.9	7,553.5
Total liabilities and stockholders' equity	$10,819.9	$9,256.8

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in millions)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net income (loss)	$(39.5)	$78.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	182.0	107.6
Amortization of deferred commissions costs	110.4	86.1
Non-cash lease expense	22.3	25.1
Stock-based compensation expense	153.0	67.3
Deferred income taxes, net	5.4	(15.4)
Credit loss expense	25.9	25.8
Other operating activities, net	(5.9)	1.7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32.3)	(13.7)
Prepaid expenses, other current assets and other assets	(19.2)	(8.2)
Deferred commissions	(117.2)	(91.7)
Accounts payable and other liabilities	10.9	57.9
Lease liabilities	(23.8)	(29.9)
Income taxes payable, net	(21.2)	(1.7)
Deferred revenue	17.1	8.2
Net cash provided by operating activities	267.9	298.0

Investing activities:
Proceeds from sale and settlement of investments	203.4	—
Proceeds from sale of property, equipment, and other assets	1.3	1.4
Purchases of property, equipment, and other assets for new campuses	(246.2)	(509.6)
Purchases of property, equipment, and other assets	(76.3)	(49.5)
Purchases of equity securities	(284.8)	—
Cash paid for acquisitions, net of cash acquired	(2,347.2)	(5.1)
Net cash used in investing activities	(2,749.8)	(562.8)

Financing activities:
Payments of debt issuance costs	—	(3.4)
Repurchase of restricted stock to satisfy tax withholding obligations	(64.2)	(28.7)
Stock repurchase	(115.0)	—
Proceeds from exercise of stock options and employee stock purchase plan	20.4	21.7
Principal repayments of financing lease obligations	(3.3)	(3.4)
Net cash used in financing activities	(162.1)	(13.8)

Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(2.2)	0.3
Net decrease in cash, cash equivalents, and restricted cash	(2,646.2)	(278.3)
Cash, cash equivalents, and restricted cash at the beginning of period	4,681.0	5,215.9
Cash, cash equivalents, and restricted cash at the end of period	$2,034.8	$4,937.6

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Three Months Ended September 30,
	2025			2024
	North America	International	Total	North America	International	Total
CoStar	$256.0	$21.0	$277.0	$240.8	$16.1	$256.9
Information Services	36.8	4.5	41.3	28.2	4.8	33.0
Multifamily	303.0	—	303.0	271.8	—	271.8
LoopNet	74.7	4.6	79.3	68.1	2.8	70.9
Residential	20.5	34.4	54.9	17.0	10.7	27.7
Other Revenues	78.1	—	78.1	32.3	—	32.3
Total revenues	$769.1	$64.5	$833.6	$658.2	$34.4	$692.6

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Nine Months Ended September 30,
	2025			2024
	North America	International	Total	North America	International	Total
CoStar	$755.2	$57.8	$813.0	$713.6	$46.6	$760.2
Information Services	108.5	11.9	120.4	83.5	15.9	99.4
Multifamily	877.8	—	877.8	790.8	—	790.8
LoopNet	217.3	10.5	227.8	201.7	8.1	209.8
Residential	54.1	56.4	110.5	41.6	30.9	72.5
Other Revenues	197.6	—	197.6	94.1	—	94.1
Total revenues	$2,210.5	$136.6	$2,347.1	$1,925.3	$101.5	$2,026.8

CoStar Group, Inc.
Results of Segments - Unaudited
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
EBITDA
North America	$33.2	$63.5	$85.6	$97.4
International	(20.5)	(12.7)	(45.1)	(47.3)
Total EBITDA	$12.7	$50.8	$40.5	$50.1

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$6.7	$19.2	$53.0	$59.8	($14.8)	$6.2	($30.9)
Income tax expense (benefit)	4.8	16.7	24.7	25.2	8.1	15.4	(14.9)
Income (loss) before income taxes	11.5	35.9	77.7	85.0	(6.7)	21.6	(45.8)
Amortization of acquired intangible assets	19.8	18.1	16.5	19.8	27.7	43.6	51.8
Stock-based compensation expense	22.8	22.7	21.8	21.8	30.4	51.8	70.8
Acquisition and integration related costs	2.3	6.0	4.4	16.7	20.6	5.4	31.0
(Gains) losses on investments and deal-contingent foreign currency forward contracts related to an acquisition(1)	—	—	—	—	(2.5)	(22.1)	23.0
Restructuring and related costs	—	—	0.2	0.5	7.1	(1.4)	0.1
Settlements and impairments	—	—	(1.3)	—	8.3	0.6	—
Non-GAAP income before income taxes(2)	56.4	82.7	119.3	143.8	84.9	99.5	130.8
Assumed rate for income tax expense(3)	26%	26%	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(14.7)	(21.5)	(31.0)	(37.4)	(22.1)	(25.9)	(34.0)
Non-GAAP net income(2)	$41.7	$61.2	$88.3	$106.4	$62.8	$73.6	$96.8

Non-GAAP net income per share - diluted	$0.10	$0.15	$0.22	$0.26	$0.15	$0.17	$0.23

Weighted average outstanding shares - diluted	406.2	407.4	408.0	408.4	410.5	424.3	419.9
Non-GAAP dilutive shares(4)	—	—	—	—	5.0	—	3.4
Non-GAAP weighted average shares, diluted	406.2	407.4	408.0	408.4	415.5	424.3	423.3
__________________________
(1) Recorded in other expense, net in the condensed consolidated statements of operations.
(2) Totals may not foot due to rounding.
(3) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(4) Diluted loss per share includes the effect of potential common shares, such as the Company's stock options, restricted stock units, and deferred stock units, to the extent the effect is dilutive. In periods with a net loss available to common stockholders, the anti-dilutive effect of these potential common shares is excluded and diluted net loss per share is equal to basic net loss per share. Non-GAAP weighted average shares have been adjusted for these periods to include the dilutive impact.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$6.7	$19.2	$53.0	$59.8	$(14.8)	$6.2	$(30.9)
Amortization of acquired intangible assets	19.8	18.1	16.5	19.8	27.7	43.6	51.8
Depreciation and other amortization	10.3	10.1	10.6	13.1	14.3	12.2	12.0
Interest income, net	(56.2)	(53.5)	(55.6)	(47.2)	(38.5)	(32.5)	(26.0)
Other expense (income), net(1)	1.9	1.5	1.6	2.2	2.4	(16.3)	20.7
Income tax expense (benefit)	4.8	16.7	24.7	25.2	8.1	15.4	(14.9)
EBITDA(2)	$(12.7)	$12.1	$50.8	$72.9	$(0.8)	$28.6	$12.7
Stock-based compensation expense	22.8	22.7	21.8	21.8	30.4	51.8	70.8
Acquisition and integration related costs	2.3	6.0	4.4	16.7	20.6	5.4	31.0
Restructuring and related costs	—	—	0.2	0.5	7.1	(1.4)	0.1
Settlements and impairments	—	—	(1.3)	—	8.3	0.6	—
Adjusted EBITDA(2)	$12.4	$40.8	$75.9	$111.9	$65.6	$85.0	$114.6
__________________________
(1) Includes $5.5 million, $8.3 million, $8.3 million, $5.0 million, $6.5 million, $8.5 million, and $3.7 million of depreciation and amortization expense, including above-market lease amortization, associated with lessor activities, for the three months ending March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, June 30, 2025, and September 30, 2025, respectively.

(2) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in millions, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2025		December 31, 2025
	Low	High	Low	High
Net income (loss)	$19.0	$25.0	$(22.0)	$(16.0)
Income tax expense	14.0	18.0	23.0	27.0
Income (loss) before taxes	33.0	43.0	1.0	11.0
Amortization of acquired intangible assets	69.0	69.0	192.0	192.0
Stock-based compensation expense	43.0	43.0	196.0	196.0
Acquisition and integration related costs	5.0	5.0	62.0	62.0
Restructuring and related costs	—	—	6.0	6.0
Settlements and impairments	—	—	9.0	9.0
(Gains) losses on investments and deal-contingent foreign currency forward contracts related to an acquisition	—	—	(2.0)	(2.0)
Non-GAAP income before income taxes	150.0	160.0	464.0	474.0
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(39.0)	(42.0)	(121.0)	(123.0)
Non-GAAP net income	$111.0	$118.0	$344.0	$351.0

Net income (loss) per share - diluted	$0.04	$0.06	$(0.05)	$(0.03)
Non-GAAP net income per share - diluted	$0.26	$0.28	$0.82	$0.84

Non-GAAP weighted average outstanding shares - diluted	423.5	423.5	420.4	420.4
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2025		December 31, 2025
	Low	High	Low	High
Net income (loss)	$19.0	$25.0	$(22.0)	$(16.0)
Amortization of acquired intangible assets	69.0	69.0	192.0	192.0
Depreciation and other amortization	13.0	13.0	52.0	52.0
Interest income, net	(15.0)	(15.0)	(112.0)	(112.0)
Other expense (income), net	2.0	2.0	9.0	9.0
Income tax expense	14.0	18.0	23.0	27.0
Stock-based compensation expense	43.0	43.0	196.0	196.0
Acquisition and integration related costs	5.0	5.0	62.0	62.0
Restructuring and related costs	—	—	6.0	6.0
Settlements and impairments	—	—	9.0	9.0
Adjusted EBITDA	$150.0	$160.0	$415.0	$425.0

Investor Relations:
Rich Simonelli
Head of Investor Relations
CoStar Group Investor Relations
(973) 896-8184
getrich@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group
CoStar Group (NASDAQ: CSGP) is a global leader in commercial real estate information, analytics, online marketplaces, and 3D digital twin technology. Founded in 1986, CoStar Group is dedicated to digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

CoStar Group’s major brands include CoStar, a leading global provider of commercial real estate data, analytics, and news; LoopNet, the most trafficked commercial real estate marketplace; Apartments.com, the leading platform for apartment rentals; Homes.com, the fastest-growing residential real estate marketplace; and Domain, one of Australia’s leading property marketplaces. CoStar Group’s industry-leading brands also include Matterport, a leading spatial data company whose platform turns buildings into data to make every space more valuable and accessible, STR, a global leader in hospitality data and benchmarking; Ten-X, an online platform for commercial real estate auctions and negotiated bids; and OnTheMarket, a leading residential property portal in the United Kingdom.

CoStar Group’s websites attracted over 143 million average monthly unique visitors in the third quarter of 2025, serving clients around the world. Headquartered in Arlington, Virginia, CoStar Group is committed to transforming the real estate industry through innovative technology and comprehensive market intelligence. From time to time, we plan to utilize our corporate website as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “likely,” “might,” “believe,” “expect,” “observe,” “consider”, “think,” “intend,” “envision,” “will,” “should,” “could”, “would,” “plan,” “target,” “goal,” “estimate,” “predict,” “continue,” “commit,” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risks related to the specific timing, price, and size of repurchases under the Stock Repurchase Program, including that the Stock Repurchase Program may be suspended or discontinued at any time at the Company's discretion; our inability to attract and retain new clients; our inability to successfully develop and introduce new or updated online marketplace services, information, and analytics; our inability to compete successfully against existing or future competitors in attracting advertisers and in general; the effects of fluctuations and market cyclicality; the effects of global economic uncertainties and downturns or a downturn or consolidation in the real estate industry; our inability to hire qualified persons for, or retain and continue to develop our sales force, or unproductivity of our sales force; our inability to retain and attract highly capable management and operating personnel; the downward pressure that our internal and external investments may place on our operating margins; our inability to increase brand awareness; our inability to maintain or increase internet traffic to our marketplaces, and the risk that the methods, including Google Analytics, that we use to measure average monthly unique visitors to our portals may misstate the actual number of unique persons who visit our network of mobile applications and websites for a given month or may differ from the methods used by competitors; our inability to attract new advertisers; our inability to successfully identify, finance, integrate, and/or manage costs related to acquisitions; our inability to complete certain strategic transactions if a proposed transaction is subject to review or approval by regulatory authorities pursuant to applicable laws or regulations; our inability to realize the benefits of the acquisition of Matterport; the effects of cyberattacks and security vulnerabilities, and technical problems or disruptions; the significant costs associated with undertaking a large infrastructure project to build out our campus in Richmond, Virginia; our inability to generate increased revenues from our current or future geographic expansion plans; the risks related to acceptance of credit cards and debit cards and facilitation of other customer payments; the effects of climate related events and other events beyond our control; the effects related to attention to climate-related risks and opportunities; our inability to obtain and maintain accurate, comprehensive, or reliable data; our inability to obtain and maintain stable data feeds, or disruption of our data feeds; our inability to enforce or defend our ownership and use of intellectual property; the effects of use of new and evolving technologies, including artificial intelligence, on our ability to protect our data and intellectual property from misappropriation by third parties; our inability to defend against potential legal liability for collecting, displaying, or distributing information; our inability to obtain or retain listings from real estate brokers, agents, property owners, and apartment property managers; our inability to maintain or establish relationships with third-party listing providers; our inability to comply with the rules and compliance requirements of Multiple Listing Services; the risks related to international operations; the effects of foreign currency exchange rate fluctuations; our indebtedness; the effects of a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; the effects of any actual or perceived failure to comply with privacy laws and standards; the effects of changes in tax laws, regulations, or fiscal and tax policies; the effects of third-party claims, litigation, regulatory proceedings, or government investigations; and risks related to return on investment; the inability of third-party suppliers upon which Matterport relies to fulfill its needs; the risks associated with the ability to integrate Domain Holdings Australia Limited (the "Domain Transaction") and realize the benefits of the Domain Transaction; and the risks related to open source software. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in CoStar Group’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.